Exhibit 23.2

                        CONSENT OF VASQUEZ & COMPANY LLP

         We hereby consent to the use in the prospectus constituting part of the registration statement on Form SB-2 of Capitol Group Holdings Corporation of our report dated September 3, 2002 relating to the financial statements of Capitol Group Holdings Corp[oration. We also consent to all references to us in such prospectus including references to us as an expert.



VASQUEZ & COMPANY LLP



/s/  Vasquez & Company LLP
Los Angeles, California
September 3, 2002